Certified Public Accountants  |  280 Kenneth Drive, Suite 100  | Rochester, New York 14623  | 585.427.8900 | EFPRotenberg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, Texas 75081

We hereby consent to the use in the Registration Statement on Form S-1/A Amendment No. 12 of our report dated December 23, 2010, relating to the financial statements of Optex Systems Holdings, Inc. which is contained in that Registration Statement.  We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

EFP Rotenberg, LLP
Rochester, New York
February 10, 2011

Certified Public Accountants  |  280 Kenneth Drive, Suite 100  | Rochester, New York 14623  | 585.427.8900 | EFPRotenberg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems, Inc. (Texas)
1420 Presidential Drive
Richardson, Texas 75081

We hereby consent to the use in the Registration Statement on Form S-1/A Amendment No. 12 of our report dated January 11, 2010, relating to the financial statements of Optex Systems, Inc. (Texas) which is contained in that Registration Statement.  We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

EFP Rotenberg, LLP
Rochester, New York
February 10, 2011